SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                    January 28, 2004

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA		19087-1945

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

     On January 28, 2004, Safeguard Scientifics, Inc. issued a press release announcing that Safeguard entered into an agreement to vote its shares of Sanchez Computer Associates, Inc. in favor of the previously announced merger of Sanchez and a subsidiary of Fidelity National Financial, Inc.

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1 Press Release of Safeguard Scientifics, Inc. dated January 28, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: January 28, 2004	By:	CHRISTOPHER J. DAVIS

Christopher J. Davis Managing Director and Chief Financial Officer

Exhibit Index

99.1   Press release dated January 28, 2004 issued by Safeguard Scientifics, Inc.